Exhibit 99.2

ALTICE USA ANNOUNCES SUCCESSFUL ACQUISITION OF COMMITMENTS TO REFINANCE ITS REVOLVING CREDIT FACILITY

NEW YORK (January 25, 2019) — Altice USA, Inc (NYSE: ATUS) (“Altice USA”, or “the Company”), today announces that its wholly owned subsidiary CSC Holdings, LLC successfully obtained commitments to refinance its existing revolving credit facility, subject to customary closing conditions. After the refinancing, the total size of the new revolving credit facility is $2.56 billion, including $2.17bn extended to January 2024 and priced at LIBOR + 225 bps (compared to L + 325 bps previously).

This press release is for informational purposes only and shall not constitute an offer to sell, or a solicitation of an offer to buy, any security. No offer, solicitation, or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful.

Forward-Looking Statements

This press release contains statements about future events, projections, forecasts and expectations that are forward-looking statements. Any statement in this press release that is not a statement of historical fact is a forward-looking statement that involves known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. In addition, past performance of the Issuer and its respective affiliates cannot be relied on as a guide to future performance. The Issuer and its respective affiliates make no representation on the accuracy and completeness of any of the forward-looking statements, and, except as may be required by applicable law, assume no obligations to supplement, amend, update or revise any such statements or any opinion expressed to reflect actual results, changes in assumptions or in the Issuer’s or it’s respective affiliates’ expectations, or changes in factors affecting these statements. Accordingly, any reliance you place on such forward-looking statements will be at your sole risk.

Contacts

Nick Brown, +1 917 589 9983

Head of Investor Relations

nick.brown@alticeusa.com

Lisa Anselmo, +1 929 418 4362

Head of Communications

lisa.anselmo@alticeusa.com

About Altice USA

Altice USA (NYSE: ATUS) is one of the largest broadband communications and video services providers in the United States, delivering broadband, pay television, telephony services, proprietary content and advertising services to approximately 4.9 million Residential and Business customers across 21 states through its Optimum and Suddenlink brands.